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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                                 AUGUST 9, 2006
                                 --------------

                                ABLE ENERGY, INC.
                                -----------------
             (Exact Name of Registrant as specified in its charter)

                         Commission File Number 0-20975
                                                --------

        Delaware                                    22-3520840
        --------                                    ----------
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                   Identification No.)


                 198 Green Pond Road, Rockaway, New Jersey 07866
                 -----------------------------------------------
                     (Address of Principal Executive Office

                                 (973) 625-1012
                                 --------------
                         (Registrant's Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On August 9, 2006, Able Energy, Inc. (the "Company") entered into a joint venture agreement with BioEnergy of America, Inc. ("BEA"), a privately-held Delaware corporation, for the purpose of producing biodiesel fuel using BEA's exclusive production process at plants (the "Plants") to be constructed at truck stop plazas, home heating depots and terminals used to house petroleum products for distribution or resale (collectively the "Facilities"). The joint venture will operate through USA Biodiesel LLC ("USA"), a New Jersey limited liability company in which the Company and BEA will each have a 50% membership interest.

         The Plants will be constructed and owned by the Company using BEA's designs, engineering plans and related technology at Facilities operated and/or owned by the Company or its affiliates. It is anticipated that the construction cost of each Plant will be approximately $1.5 million and that each Plant when fully operational will produce approximately 15 million gallons of biodiesel fuel per year. USA will operate the Plants and the Company shall have the exclusive right to purchase all biodiesel fuel produced at the Plants at OPIS biodiesel prices less industry published discounts for dealer price, distributor price or jobber price. The Company will make payments for the biodiesel fuel it purchases from USA on the basis of "net fifteen (15) days."

         The Company shall be deemed the manufacturer and blender of the biodiesel fuel produced at the Plants and as such shall be entitled to all available tax benefits and tax credits relating to the production of biodiesel fuel.

         USA will pay all of the operating, production and processing expenses for each Plant including an Annual Use Fee to the Company for use of the Plant in the amount of $258,000 payable quarterly commencing ninety (90) days after the Plant is fully operational. A portion of that Annual Use Fee will be used by the Company to pay for the use of the property at the Facility on which the Plant is constructed. USA will also pay the costs of soy oil, methanol and caustic soda necessary for the production of the bio diesel fuel; management costs; labor and benefits expenses; and, financial and legal costs. USA will not incur any sales or marketing expenses since the Company will purchase all biodiesel fuel produced at the Plants.

         The Company's initial contribution to USA will be: (i) the costs of construction of each of the Plants and related equipment necessary for operating the Plants, all of which, after construction of the Plants shall be owned by the Company; (ii) initial capital by means of a loan to the Company for funding the operations of the Company; (iii) the Facilities at which the Plants are to be constructed; and (iv) office facilities and access to office technology for the Company. BEA's initial contribution to USA will be: (i) the license design, engineering plans and technology and related costs and expenses necessary to construct and operate the Plants at the Facilities; (ii) access to equipment supplier purchase agreements for equipment for the Plants; (iii) access to soy oil, methanol and other material purchasing agreements; (iv) for each Plant constructed, six months of training consisting of three months during the construction of each of the Plants and three months during initial full production; and (v) exclusive territorial rights to the manufacturing process to be used at the Plants.

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FORWARD-LOOKING STATEMENTS

         Opinions, forecasts, projections or statements other than statements of historical fact, are forward-looking statements that involve risks and uncertainties. Forward-looking statements in this announcement are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Actual results may differ materially due to a number of reasons, including without limitation, that the Company has no prior experience constructing any Plant or facility for the production of biodiesel fuel, the availability of sufficient capital resources to carryout the Company's anticipated level of development and construction of the Plants, competition, general market conditions, and other risks detailed in the Company's filings with the Securities and Exchange Commission. You can find the Company's filings with the Securities and Exchange Commission at www.ableenergy.com or at www.sec.gov. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.


ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

10.1     USA Biodiesel LLC Operating Agreement.

99.1     Press Release dated August 15, 2006.



                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: August 15, 2006

                                          Able Energy, Inc.


                                          By: s/Gregory D. Frost
                                              --------------------
                                              Gregory D. Frost,
                                              Chief Executive Officer